Subsidiaries of Integra LifeSciences Holdings Corporation

                                                   State or Country of
Name of Subsidiary                                 Incorporation or Organization
------------------                                 -----------------------------

Caveangle Limited                                  United Kingdom
GMS mbH                                            Germany
Integra CI, Inc.                                   Cayman Islands
Integra Clinical Education Institute, Inc.         Delaware
Integra Healthcare Products LLC                    Delaware
Integra LifeSciences Corporation                   Delaware
Integra LifeSciences (France) LLC                  Delaware
Integra LifeSciences Holdings SAS                  France
Integra LifeSciences Investment Corporation        Delaware
Integra LifeSciences (Ireland) Limited             Ireland
Integra ME GmbH                                    Germany
Integra NeuroSciences Holdings B.V.                Netherlands
Integra NeuroSciences Holdings (France) SA         France
Integra NeuroSciences Holdings Limited             United Kingdom
Integra NeuroSciences Implants (France) SA         France
Integra NeuroSciences (International), Inc.        Delaware
Integra NeuroSciences (IP), Inc.                   Delaware
Integra NeuroSciences Limited                      United Kingdom
Integra Ohio, Inc.                                 Delaware
Integra Selector Corporation                       Delaware
Integra Radionics, Inc.                            Delaware
J. Jamner Surgical Instruments, Inc.               Delaware
Jarit Instruments Inc. & Co. KG                    Germany
Jarit Instruments, Inc.                            Delaware
ND Service NV                                      Belgium
Newdeal, Inc.                                      Texas
Newdeal SAS                                        France
Newdeal Technologies SAS                           France
NMT NeuroSciences Gmbh                             Germany
Spembly Cryosurgery Limited                        United Kingdom
Spembly Medical Limited                            United Kingdom
Spinal Specialties, Inc.                           Delaware
Surfix Technologies SAS                            France

March 15, 2006